SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


 Date of Report (Date earliest event reported) December 29, 1994


Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.

1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70112
             Telephone (504) 529-5262

0-5807       NEW ORLEANS PUBLIC SERVICE INC.         72-0273040
             (a Louisiana corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70112
             Telephone (504) 529-5262


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Form 8-K                                                   Page 1
December 29, 1994


Item 5.   Other Materially Important Events

          Entergy Corporation and New Orleans Public Service Inc.


          In a settlement with the New Orleans City Council (the "Council") that was approved on December 29, 1994, New Orleans Public Service Inc. ("NOPSI"), a wholly-owned subsidiary of Entergy Corporation ("Entergy"), agreed to reduce electric and gas rates and issue credits and refunds to customers.

          Effective January 1, 1995, NOPSI will implement a $31.8 million permanent reduction in base electric rates and a $3.1 million reduction in base gas rates. These adjustments resolved issues associated with NOPSI's return on equity exceeding 13.76% for the 12 months ended September 30, 1994.

          Under a 1991 settlement agreement with the Council, NOPSI recovers from its retail customers its allocable share of certain costs related to the Grand Gulf Unit 1. NOPSI's base rates to recover those costs were derived from estimates of those costs made at that time. Any overrecovery of costs is required to be returned to customers. Grand Gulf Unit 1 has experienced lower operating costs than previously estimated, and NOPSI has agreed to reduce its base rates in two steps to more accurately the match current costs related to Grand Gulf Unit 1. Effective January 1, 1995, NOPSI will implement a $10 million permanent reduction in base electric rates to reflect the reduced costs related to Grand Gulf Unit 1, followed by an additional $4.4 million rate reduction on October 31, 1995. These Grand Gulf rate reductions, which are expected to be largely offset by lower operating costs, may reduce NOPSI's after-tax net income by approximately $1.4 million per year commencing November 1, 1995. The next scheduled Grand Gulf phase-in rate increase in the amount of $4.4 million will not be affected by the settlement agreement, and will occur on October 31, 1995.

          In addition, the current settlement requires NOPSI to credit its customers $25 million over a 21-month period beginning January 1, 1995, in order to resolve disputes with the Council regarding the interpretation of the 1991 settlement agreement. NOPSI recorded a $15.4 million net-of-tax reserve associated with the credit in the fourth quarter of 1994.

          The current settlement also requires NOPSI to refund, in December 1994, $13.3 million of credits previously scheduled to be made to customers during the period January 1995 through July 1995. These credits were associated with a July 7, 1994 Council resolution that ordered a $24.95 million rate reduction based on NOPSI's overearnings during the test year



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Form 8-K                                                   Page 2
December 29, 1994



ended September 30, 1993. Accordingly, NOPSI recorded an $8 million net-of-tax charge in the fourth quarter of 1994.

          The settlement also requires NOPSI to refund $9.3 million of overcollections associated with Grand Gulf operating costs, and $10.5 million of refunds associated with the settlement by System Energy Resources, Inc. ("System Energy") of a Federal Energy Regulatory Commission tax audit. The settlement of the tax audit by System Energy required refunds to be passed on to NOPSI as well as other Entergy subsidiaries and then on to customers. These refunds have no effect on current period net income.



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                            SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Entergy Corporation



                                 By:    /s/ Lee W. Randall
                                          Lee W. Randall
                                     Vice President and Chief
                                        Accounting Officer

                                 New Orleans Public Service Inc.



                                 By:    /s/ Lee W. Randall
                                          Lee W. Randall
                                      Vice President, Chief
                                        Accounting Officer
                                     and Assistant Secretary




Dated:  January 9, 1995